                                                                   Exhibit 3.1.1


                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

We,                        Martin J. Reid                          , *President
    ---------------------------------------------------------------

and                        Debra L. Nelson                         , *Clerk
    ---------------------------------------------------------------

of                         Ibis Technology Corporation                         ,
   -----------------------------------------------------------------------------
                           (EXACT NAME OF CORPORATION)

located at                      32 CHERRY HILL DRIVE, DANVERS, MA 01923        ,
           ---------------------------------------------------------------------
                (STREET ADDRESS OF CORPORATION IN MASSACHUSETTS)

certify that these Articles of Amendment affecting articles numbered:

                  3
--------------------------------------------------------------------------------
          (NUMBER THOSE ARTICLES 1, 2, 3, 4, 5 AND/OR 6 BEING AMENDED)

of the Articles of Organization were duly adopted at a meeting held on May 14, 1998, by vote of:

5,700,999  shares of    COMMON   of    6,705,340    shares outstanding
---------            -----------    ---------------
                         (TYPE, CLASS & SERIES, IF ANY)

_________  shares of ___________ of _______________ shares outstanding
                         (TYPE, CLASS & SERIES, IF ANY)

_________  shares of ___________ of _______________ shares outstanding
                         (TYPE, CLASS & SERIES, IF ANY)


being at least a majority of each type, class or series outstanding and entitled to vote thereon:

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:


------------------------------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                            WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------
     TYPE          NUMBER OF SHARES          TYPE             NUMBER OF SHARES            PAR VALUE
------------------------------------------------------------------------------------------------------
Common:                                    Common:                10,000,000                 $.008
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Preferred:                                 Preferred:              2,000,000                 $  01
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------


CHANGE the total authorized to:


------------------------------------------------------------------------------------------------------
        WITHOUT PAR VALUE STOCKS                            WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------
     TYPE          NUMBER OF SHARES          TYPE             NUMBER OF SHARES            PAR VALUE
------------------------------------------------------------------------------------------------------
Common:                                    Common:                20,000,000                 $.008
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Preferred:                                 Preferred:              2,000,000                 $ .01
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------


The foregoing amendment(s) will become effective when these Article of Amendments are filed in accordance with General Laws, Chapter 156B, Section 6 unless the articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of May, 1998,

                  /s/ Martin J. Reid                 , President
-----------------------------------------------------

                  /s/ Debra L. Nelson                , Clerk
-----------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


         I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,000.00 having been paid, said articles are deemed to have been filed with me this 21st day of May 1998.

         EFFECTIVE DATE ___________________________



                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN

                          SECRETARY OF THE COMMONWEALTH




                          TO BE FILLED IN BY CORPORATION

                       PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         ANNE T. LELAND, LEGAL ASSISTANT

               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

                      ONE FINANCIAL CENTER, BOSTON, MA 02111

                                  617 542-6000